                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





    As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K into the Company's previously filed Registration Statements (Form S-8, No. 33-75570 and Form S-3, No. 333-2258). It should be noted that we have not audited any financial statements of the Company subsequent to June 30, 1996, or performed any audit procedures subsequent to the date of our report.


                                            ARTHUR ANDERSEN LLP

Portland, Oregon
September 26, 1996